SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   -----------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): April 10, 1998

                              BANC ONE CORPORATION
               (Exact Name of Registrant as Specified in Charter)

                                      Ohio
                 (State or Other Jurisdiction of Incorporation)

               1-8552                             31-0738296
      (Commission File Number)        (IRS Employer Identification No.)

  100 East Broad Street, Columbus, Ohio             43271
  (Address of Principal Executive                 (Zip Code)
               Offices)

       Registrant's telephone number, including area code: (614) 248-5944

                                       N/A
          (Former Name or Former Address, If Changed Since Last Report)


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ITEM 5.     OTHER EVENTS

            On April 10, 1998, the Registrant and First Chicago NBD Corporation, a Delaware corporation ("FCN") entered into an Agreement and Plan of Reorganization (the "Agreement"), pursuant to which, subject to the conditions and upon the terms stated therein, the Registrant and FCN will each merge into a new company ("Newco") organized to effect the Merger (such mergers, collectively, the "Merger"). Newco will be the surviving corporation in the Merger.

            In accordance with the Agreement, each share of the common stock, without par value, of the Registrant ( "ONE Common Stock") outstanding immediately prior to the effective time of the Merger (the "Effective Time") will at the Effective Time be converted into one share of the common stock, without par value, of Newco ("Newco Common Stock), and each share of the common stock, par value $1.00 per share, of FCN ("FCN Common Stock") outstanding immediately prior to the Effective Time will at the Effective Time be converted into the right to receive 1.62 shares of Newco Common Stock. In addition, each share of FCN's Preferred Stock with Cumulative and Adjustable Dividends, Series B, and Preferred Stock with Cumulative and Adjustable Dividends, Series C, in each case outstanding immediately prior to the Effective Time, will be converted into the right to receive one share of a series of corresponding preferred stock of Newco with substantially the same terms.

            Consummation of the transactions contemplated by the Agreement is subject to the terms and conditions contained in the Agreement, including, among other things, the receipt of approval of the Merger by the respective shareholders of FCN and the Registrant and the receipt of certain regulatory approvals. The Merger and the transactions contemplated by the Agreement will be submitted for approval at meetings of the shareholders of FCN and the Registrant that are expected to take place in the third quarter of 1998. The foregoing description is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 2.1 hereto and hereby incorporated herein by reference.

            Immediately following their execution and delivery of the Agreement, the Registrant and FCN entered into stock option agreements (the "Stock Option Agreements") pursuant to one of which FCN granted the Registrant the right, upon the terms and subject to the conditions set forth therein, to purchase up to 57,150,376 shares of FCN Common Stock at a price of $94.00 per share, and pursuant to the other of which the Registrant granted FCN the right, upon the terms and subject to the conditions set forth therein, to purchase up to 128,122,944 shares of ONE Common Stock at a price of $61.75 per share. The foregoing description of the Stock Option Agreements is qualified in its entirety by reference to the complete text of such Stock Option Agreements, which are filed as Exhibits 99.1 and 99.2 hereto, respectively, and hereby incorporated herein by reference.

            A copy of the press release, dated April 13, 1998, jointly issued by the Registrant and FCN relating to the Merger is attached as Exhibit 99.3 hereto and is hereby incorporated herein by reference.

            A copy of the presentation to investors, dated April 13, 1998, relating to the Merger and given jointly by the Registrant and FCN, is attached as Exhibit 99.4 hereto and is hereby incorporated herein by reference.

            This current report on Form 8-K, and the exhibits hereto, contain certain estimates and projections regarding the Registrant, FCN and the combined company following the Merger, including without limitation estimates and projections relating to the pro forma

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business and assets of the combined company, the cost savings, revenue increases and restructuring charges expected as a result of the Merger and the expected impact of the transaction on earnings per share of the constituent corporations. These estimates and projections constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), and they involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, risks and uncertainties related to the consummation and execution of the Merger (including integration activities) and the factors discussed in the section captioned "Forward-Looking Statements" in Item 1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 as filed with the Securities and Exchange Commission, which section is hereby incorporated herein by reference.


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ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a)   Financial Statements.

      Not applicable.

      (b)   Pro Forma Financial Information.

      Not applicable.

      (c)   Exhibits.

     Exhibit  2.1 Agreement and Plan of Reorganization, dated as of April
                  10, 1998, by and among BANC ONE CORPORATION, First Chicago NBD Corporation and Hornet Reorganization Corporation.

     Exhibit 99.1 Stock Option Agreement, dated as of April 10, 1998, by and between First Chicago NBD Corporation, as issuer, and BANC ONE CORPORATION, as grantee.

     Exhibit 99.2 Stock Option Agreement, dated April 10, 1998, by and between BANC ONE CORPORATION, as issuer, and First Chicago NBD Corporation, as grantee.

     Exhibit 99.3 Joint Press Release, dated April 13, 1998.

     Exhibit 99.4 Investor Presentation, dated April 13, 1998.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 14, 1998                     BANC ONE CORPORATION
                                                (Registrant)



                                           By: /s/ Steven Alan Bennett
                                              -------------------------
                                           Steven Alan Bennett
                                           Senior Vice President,
                                           General Counsel and Secretary